Exhibit 99.1

Pitney Bowes Announces Early Paydown of Remaining 2028 Oaktree Notes

Expects to Report FY2024 Revenue Within Guidance Range and Adjusted EBIT Above Guidance Range

Continued Progress Stems from Management’s Focus on Efficiency, Execution and Financial Strength

STAMFORD, Conn.—(BUSINESS WIRE)—Pitney Bowes Inc. (NYSE: PBI) (“Pitney Bowes” or the “Company”), a technology-driven company that provides SaaS shipping solutions, mailing innovation, and financial services to clients around the world, announced that today it is paying off the remaining balance of approximately $97 million in senior secured notes (“2028 Notes”) issued to Oaktree Capital Management, L.P. (collectively with its affiliates, “Oaktree”) in July 2023. The repayment, which is being funded by cash on hand, is part of the Company’s previously announced strategic initiative to deleverage its balance sheet. Retiring the 2028 Notes positions Pitney Bowes to benefit from increased capital allocation flexibility as it continues to evaluate value-enhancing actions.

Pitney Bowes also announced that it expects to report full year 2024 results within its previously announced revenue guidance range and beat Adjusted EBIT guidance as outlined in its third quarter 2024 financial results reported in November. The anticipated outperformance relative to prior Adjusted EBIT guidance is driven by better-than-expected business performance and non-essential cost cuts that had been conservatively forecasted to materialize in fiscal year 2025.

Lance Rosenzweig, Pitney Bowes’ Chief Executive Officer, commented:

“Our Board of Directors and management team are fully focused on efficiency, execution and financial strength as we enter the next phase of Pitney Bowes’ transformation into a stronger, more streamlined enterprise. Our strengthened balance sheet, driven by our swift execution of cost out and cash optimization work streams, and our conviction in the Company’s opportunities going forward give us confidence to repay the 2028 Notes early. Our anticipated beat on Adjusted EBIT for 2024 is the result of outperformance in our business as well as faster-than-expected realization of cost cuts and efficiency measures – some of which were one-time in nature – during the final months of the year. As I begin my first full fiscal year as CEO, I am looking forward to discussing our results and thoughtfully prepared outlook on next month’s earnings call.”

The Company will release fourth quarter and full-year 2024 earnings results after market close on Tuesday, February 11, 2025. The Company will host an investor conference call at 5:00 p.m. ET on the same day to review its results. For those unable to participate during the live call, a recording will be made available on the Company’s website.

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a technology-driven company that provides SaaS shipping solutions, mailing innovation, and financial services to clients around the world – including more than 90 percent of the Fortune 500. Small businesses to large enterprises, and government entities rely on Pitney Bowes to reduce the complexity of sending mail and parcels. For the latest news, corporate announcements, and financial results, visit www.pitneybowes.com/us/newsroom. For additional information, visit Pitney Bowes at www.pitneybowes.com.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this release is unaudited and reflects management’s estimates based solely upon information available to it as of the date of this release and is not a comprehensive statement of the Company’s financial results for the three and twelve months ended

December 31, 2024. The preliminary estimated financial information presented herein is subject to change, and the Company’s actual financial results may differ from such preliminary estimates and such differences could be material.

Forward-Looking Statements

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about the Company’s expectations related to future revenue and earnings guidance, future events or conditions, and expected cost savings, elimination of future losses, and anticipated deleveraging in connection with Pitney Bowes’ announced strategic initiatives. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the potential adverse effects and risks and uncertainties associated with the GEC exit and wind-down on the Company’s operations, management and employees, and the ability to successfully implement the Company’s 2024 worldwide cost reduction and optimization initiatives and realize the expected benefits therefrom, the loss of some of Pitney Bowes’ larger clients in the Presort Services segments; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or the Company’s contractual relationships with the USPS or their performance under those contracts; and other factors as more fully outlined in the Company’s 2023 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Contacts

Alex Brown

investorrelations@pb.com

OR

Longacre Square Partners

Joe Germani / Ashley Areopagita

jgermani@longacresquare.com / aareopagita@longacresquare.com